                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Filed by the registrant [X]

  Filed by a party other than the registrant [_]

  Check the appropriate box:

  [_]  Preliminary proxy statement

  [X]  Definitive proxy statement

  [_]  Definitive additional materials

  [_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             WHITTAKER CORPORATION
- --------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             WHITTAKER CORPORATION
- --------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the Appropriate box):

  [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

  [_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

  [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

  (1)  Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

  (2)  Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

  (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------

  (4)  Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

  [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:

- --------------------------------------------------------------------------------

  (2)  Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

  (3)  Filing party:

- --------------------------------------------------------------------------------

  (4)  Date filed:

- --------------------------------------------------------------------------------

                        [LOGO OF WHITTAKER CORPORATION]

  Whittaker Corporation . 10880 Wilshire Boulevard . Los Angeles . California
                                     90024

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD MARCH 25, 1994

  The Annual Meeting of Stockholders of Whittaker Corporation will be held at the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Beverly Hills, California, on Friday, March 25, 1994 at 10:00 A.M., for the following purposes:

    1) To elect Jack L. Hancock and Edward R. Muller as directors to serve for a term of three years;

    2) To consider and act upon a proposal to ratify the appointment of Ernst & Young as the Company's independent auditor for the fiscal year ending October 31, 1994; and

    3) To consider and act upon such other business as properly may come before the meeting.

  The Board of Directors has fixed the close of business on January 31, 1994 as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, said meeting.

  All stockholders are cordially invited to attend the meeting in person. TO INSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs.

                                        By Order of the Board of Directors

                                                 GORDON J. LOUTTIT
                                                     Secretary

Los Angeles, California
February 14, 1994

                        [LOGO OF WHITTAKER CORPORATION]

  Whittaker Corporation . 10880 Wilshire Boulevard . Los Angeles . California
                                     90024

                                PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 25, 1994

                       SOLICITATION OF PROXIES AND VOTING

  The accompanying proxy is solicited on behalf of the Board of Directors of Whittaker Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on March 25, 1994 and at any and all adjournments thereof. It is anticipated that such proxy, together with this Proxy Statement, will be first transmitted to the Company's stockholders on or about February 14, 1994.

  All shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified therein, and if no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. Any proxy given may be revoked at any time prior to its exercise by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

  Provided that a quorum is present, the affirmative vote of not less than a majority of the total voting power of the Company's Common Stock and $5.00 Cumulative Convertible Preferred Stock (the "$5.00 Preferred"), voting together as one class, present in person or by proxy at the meeting and entitled to vote on the subject matter, is required for approval of each of the matters submitted for stockholder approval in the accompanying proxy.

  Votes cast in person or by proxy at the meeting will be tabulated by the inspector of elections appointed for the meeting. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

  In addition to use of the mails, proxies may be solicited, in person and by telephone, by regular employees of the Company, who will not receive any additional compensation for such solicitation. The Company has also engaged Georgeson & Company Inc. to assist in the solicitation of proxies. This firm will be paid a fee of $4,500 and will be reimbursed for expenses incurred in connection with such engagement. The cost of solicitation of proxies will be borne by the Company.

February 14, 1994

                EQUITY SECURITIES AND PRINCIPAL HOLDERS THEREOF

  Stockholders of record at the close of business on January 31, 1994 (the "Record Date") will be entitled to vote at the Annual Meeting of Stockholders to be held on March 25, 1994. As of the Record Date, there were outstanding 8,474,176 shares of Common Stock and 2,185 shares of the $5.00 Preferred. Each share of Common Stock and each share of the $5.00 Preferred is entitled to one vote on all matters expected to be presented at the Annual Meeting of Stockholders. As to these matters, the $5.00 Preferred represents less than 1% of the shares entitled to vote. Cumulative voting will not be in effect.

  Based on information available to it, the Company believes that the following persons held beneficial ownership of more than 5% of the outstanding shares of Common Stock as of the Record Date:

                                              AMOUNT AND
                                                NATURE     PERCENT OF
        NAME AND ADDRESS                     OF OWNERSHIP    CLASS
        ----------------                     ------------  ----------
        Joseph F. Alibrandi                    996,379(1)    10.78%
        c/o Whittaker Corporation
        10880 Wilshire Boulevard
        Los Angeles, California 90024
        Marcus Schloss & Co., Inc.             705,400(2)     8.32%
        One Whitehall Street
        New York, New York 10004
        The SC Fundamental Value Fund, L.P.    677,300(3)     7.99%
        SC Fundamental Value BVI, Inc.
        SC Fundamental Inc.
        712 Fifth Avenue
        New York, New York 10019
        First Manhattan Co.                    484,797(4)     5.72%
        437 Madison Avenue
        New York, New York 10022

- --------
(1) Includes 765,249 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Such shares are added to the shares of Common Stock actually outstanding as of the Record Date for the purpose of computing the percentage of outstanding shares owned by Mr. Alibrandi but not any other stockholder.

(2) The holder has advised the Company that it held sole voting power and investment power as to these shares. Each of Douglass Schloss and Richard
    P. Schloss may be deemed to control the holder and, therefore, may be considered, along with the holder, to have beneficial ownership of the shares reported. However, each of Douglass Schloss and Richard P. Schloss disclaim beneficial ownership of the shares reported.

(3) Holders are members of a group who collectively beneficially own the number of shares reported. Holders have advised the Company that they share voting power and dispositive power as to the shares reported. Each of Gary N. Siegler and Peter M. Collery may be deemed to control certain of the holders and, therefore, may be considered, along with the holders, to have beneficial ownership of the shares reported. However, each of Gary
    N. Siegler and Peter M. Collery disclaim beneficial ownership of the shares reported.

(4) The holder has advised the Company that it disclaims beneficial ownership of 52,800 shares. In addition, the holder shares voting power as to 404,797 shares and dispositive power as to 412,797 shares.

  Four people each beneficially owned, as of the Record Date, in excess of 5% of the outstanding shares of the $5.00 Preferred. On the Record Date, the largest such holder of the $5.00 Preferred owned 758 shares, or less than 1% of the combined total number of shares of Common Stock and the $5.00 Preferred entitled to vote.

  The following table sets forth, as of the Record Date except where another date is indicated below, certain information with respect to the beneficial ownership of the Company's equity securities for each of the Company's directors, executive officers, and directors and executive officers as a group.

                                                 AMOUNT AND NATURE     PERCENT
                          NAME OF BENEFICIAL       OF BENEFICIAL         OF
    TITLE OF CLASS               OWNER               OWNERSHIP          CLASS
    --------------      ----------------------- -------------------    -------
COMMON STOCK            DIRECTORS
                        Joseph F. Alibrandi                 996,379(1)  10.78%
                        Thomas A. Brancati                  209,436(2)   2.42%
                        George H. Benter, Jr.                 3,000        (3)
                        Walter B. Gerken                      7,000        (3)
                        Jack L. Hancock                       1,000        (3)
                        Edward R. Muller                    156,575(4)   1.85%
                        Gregory T. Parkos                   312,340(5)   3.69%
                        Malcolm T. Stamper                      --        --
                        John C. West                         31,900(6)     (3)
                        EXECUTIVE OFFICERS
                        Joseph F. Alibrandi       (set forth above)
                        Thomas A. Brancati        (set forth above)
                        Gordon J. Louttit                    31,736(7)     (3)
                        John K. Otto                         16,781(8)     (3)
                        Ronald E. Wittman                       --        --
                        All Directors and
                        Executive Officers
                        as a Group (12 persons)           1,766,147(9)  18.67%
SERIES D PARTICIPATING
 CONVERTIBLE PREFERRED
 STOCK (10)
                        Joseph F. Alibrandi                  895.18       100%
                        All Directors and
                        Executive Officers
                        as a Group (12 persons)              895.18       100%

- --------
(1) A description of Mr. Alibrandi's ownership of shares is set forth in footnote 1, above, under the discussion of persons holding beneficial ownership of more than 5% of the outstanding shares of Common Stock.

(2) Includes 198,085 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Such shares are added to the shares of Common Stock actually outstanding as of the Record Date for the purpose of computing the percentage of outstanding shares owned by Mr. Brancati but not any other stockholder. Also includes 3,351 shares allocated to Mr. Brancati's account, as of November 30, 1993, under the Company's Savings and Stock Investment Plan.

(3) The number of shares shown as beneficially owned represents less than 1% of the outstanding shares.

(4) Mr. Muller shares voting power and investment power with respect to 154,050 shares of Common Stock.

(5) Mr. Parkos shares voting power and investment power with respect to 302,498 shares and disclaims voting power and investment power with respect to 1,000 shares.

(6) Mr. West disclaims beneficial ownership of 1,400 shares.

(7) Includes 5,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Such shares are added to the shares of Common Stock actually outstanding as of the Record Date for the purpose of computing the percentage of outstanding shares owned by Mr. Louttit but not any other stockholder. Also includes 9,199 shares allocated to Mr. Louttit's account, as of November 30, 1993, under the Company's Savings and Stock Investment Plan.

(8) Includes 12,247 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Such shares are added to the shares of Common Stock actually outstanding as of the Record Date for the purpose of computing the percentage of outstanding shares owned by Mr. Otto but not any other stockholder. Also includes 1,534 shares allocated to Mr. Otto's account, as of November 30, 1993, under the Company's Savings and Stock Investment Plan.

(9) Includes an aggregate of 986,581 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Such shares are added to the shares of Common Stock actually outstanding as of the Record Date for the purpose of computing the percentage of outstanding shares owned by directors and executive officers as a group, but not other stockholders. Also includes, as of November 30, 1993, an aggregate of 14,084 shares allocated to the accounts of executive officers who participate in the Company's Savings and Stock Investment Plan. Directors of the Company do not participate in such plan.

(10) Each share of Series D Preferred Stock, in connection with a qualifying transfer, will be automatically converted into 326.531 shares of Common Stock. A qualifying transfer occurs upon, among other things, any transfer of Series D Preferred Stock to any third party who is not an affiliate or employee of the Company (both before and immediately after giving effect to such transfer) or pursuant to a transaction available to all holders of Common Stock, including any tender or exchange offer to purchase shares of Common Stock or open market transaction.

  The Company has no reason to believe that the officers and directors of the Company did not have sole voting power and sole investment power with respect to the foregoing securities, except (i) with respect to shares of Common Stock beneficially owned under the Company's Savings and Stock Investment Plan, pursuant to which the trustee has the power to vote shares but seeks each participant's direction on voting; and (ii) as to which beneficial ownership, voting power or investment power is disclaimed or shared as described in the footnotes set forth above.

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is a classified board presently consisting of nine directors. Directors are divided into three classes, each consisting, as nearly as possible, of one-third of the total number of directors. Class I, Class II and Class III directors hold office for "staggered" terms which expire, respectively, in 1996, 1994 and 1995, in each case until their respective successors are elected at the annual meeting of stockholders to be held in each such year. Persons elected as directors are elected for a term of three years.

  Shares represented by the enclosed proxy are intended to be voted, unless authority is withheld, for the election of Jack L. Hancock and Edward R. Muller, who currently serve as Class II directors and who must therefore stand for election at the Annual Meeting of Stockholders to be held on March 25, 1994. Walter B. Gerken and John C. West, who have been directors since 1974 and 1981, respectively, are each Class II directors who are retiring from the Board of Directors immediately following the Annual Meeting, and therefore are not standing for election to the Board. To the best of the Company's knowledge, Messrs. Hancock and Muller are available to serve, and the other members of the Board of Directors named below who are not currently standing for election continue to be available to serve.

DIRECTORS

                                                                        CLASS
                    NAME AND RECENT                           DIRECTOR    OF
                  BUSINESS EXPERIENCE                     AGE  SINCE   DIRECTOR
                  -------------------                     --- -------- --------
Joseph F. Alibrandi.                                      65    1970       I
Mr. Alibrandi was elected Chairman of the Board in 1985
 and has been Chief Executive Officer since 1974. From
 1970 until his election as Chairman of the Board of
 Whittaker, he served as President of the Company. He
 was elected President again in October 1991 and served
 in such capacity until July 1993. Since 1991, he also
 has been Chairman of the Board of BioWhittaker, Inc. He
 was BioWhittaker's Chief Executive Officer from 1991 to
 1992.
George H. Benter, Jr.                                     52    1989     III
Since 1992, Mr. Benter has been President and Chief Op-
 erating Officer of City National Bank. From 1991 until
 1992, he was Vice Chairman and Chief Credit Officer of
 Security Pacific Corporation (which merged in 1992 with
 BankAmerica Corporation). From 1987 until 1991, he was
 Vice Chairman of Security Pacific National Bank (which
 merged in 1992 with Bank of America N.T.&S.A.), and
 held numerous other positions with Security Pacific
 prior to 1987. + *
Thomas A. Brancati                                        58    1993     III
Mr. Brancati joined the Company in 1987 as President of
 its Whittaker Electronic Systems unit. In July 1993,
 he was elected President and Chief Operating Officer
 of the Company.
Jack L. Hancock                                           63    1993      II
Mr. Hancock recently retired from Pacific Bell as Execu-
 tive Vice President, Marketing and Sales. He joined Pa-
 cific Bell in 1988 as Vice President for Systems Tech-
 nology, was promoted in 1990 to Executive Vice Presi-
 dent of the Product and Technology Support Group, a po-
 sition he held until 1993. Mr. Hancock is a retired
 Major General of the United States Army.
Edward R. Muller                                          41    1993      II
Since August 1993, Mr. Muller has been President and
 Chief Executive Officer of Mission Energy Company. From
 1992 until August 1993, he was the Company's Chief Fi-
 nancial Officer. He served as the Company's Chief Ad-
 ministrative Officer from 1988 until 1992. Mr. Muller
 was appointed General Counsel and elected Vice
 President and Secretary of the Company in 1985, and
 served in such capacities until August 1993. From 1991
 until August 1993, Mr. Muller was also Vice President,
 General Counsel and Secretary of BioWhittaker, Inc.

                                                                       CLASS
                    NAME AND RECENT                          DIRECTOR    OF
                  BUSINESS EXPERIENCE                    AGE  SINCE   DIRECTOR
                  -------------------                    --- -------- --------
Gregory T. Parkos.                                       63    1984     III
Mr. Parkos joined the Company in 1979 and was elected a
 Vice President in 1980. He was named an Executive Vice
 President and elected to the Board of Directors in
 1984. He was President and Chief Operating Officer of
 the Company from 1985 until his retirement as an offi-
 cer in 1991.
Malcolm T. Stamper.                                      68    1993       I
Since 1990, Mr. Stamper has been Chairman of the Board,
 Chief Executive Officer and Publisher of Storytellers
 Ink Incorporated. From 1985 until his retirement in
 1990, he was Vice Chairman of The Boeing Company. He
 was Boeing's President from 1972 until 1985. .+*

- --------
.  Member of the Audit Committee of the Board of Directors.
+  Member of the Compensation and Stock Option Committee of the Board of
   Directors.
*  Member of the Nominating Committee of the Board of Directors.

  The directors serve on the boards of directors of other publicly held companies as follows: Mr. Alibrandi--BankAmerica Corporation, BioWhittaker, Inc., Catellus Development Corporation, Jacobs Engineering Group Inc. and Santa Fe Pacific Corporation; Mr. Benter--City National Bank and The Wet Seal, Inc.; Mr. Brancati--Harvey Universal, Inc.; Mr. Hancock--3 Com Corporation; and Mr. Stamper--Chrysler Corporation, Esterline Corporation, Nordstrom Inc. and Travelers Corporation.

  The Board of Directors held nine meetings during fiscal 1993. Attendance of the Company's directors at all Board and committee meetings during the year averaged 97%, and each director attended at least 77% of the meetings of the Board and committees on which he served. Directors are reimbursed for travel and other expenses related to attendance at Board and committee meetings.

  Directors receive annual fees of $20,000 for serving on the Board of Directors and annual fees of $2,500 per committee for serving on various committees. Directors receive an additional fee of $750 per day for participation in meetings of the Board and its committees, except for telephonic meetings having a duration of less than 30 minutes. Directors who are executive officers, and Mr. Parkos since his retirement as an executive officer in 1991, receive no additional compensation for Board and committee services.

  The Audit Committee, which met three times during fiscal 1993, reviews and acts or reports to the Board with respect to various auditing and accounting matters, including the selection of the Company's independent auditor, the scope of audit procedures, the nature of services to be performed for the Company by, and the fees to be paid to, the independent auditor, the performance of the Company's independent and internal auditors, and the accounting practices of the Company.

  The Compensation and Stock Option Committee, which met three times during fiscal 1993, has been delegated the functions of the Board with respect to the compensation of executive officers and the administration of the Company's stock-based plans, including the granting of stock options and restricted stock.

  The Nominating Committee, which met three times during fiscal 1993, recommends nominees for election as directors at annual meetings of stockholders and to fill vacancies which may occur between annual meetings. The Committee considers as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of the Company.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

  Board Compensation Committee Report on Executive Compensation. The Compensation and Stock Option Committee (the "Committee") is composed entirely of independent, outside directors. The Committee is responsible, among other things, for setting the compensation of executive officers, including any stock-based awards to executive officers under the Company's 1989 Long-Term Stock Incentive Plan. The current members of the Committee are Messrs. Benter, Stamper and West.

  The Committee seeks to compensate executive officers to achieve the primary goal of the Company's stockholders: increased share value. Thus, a substantial portion of the cash compensation of each executive officer is contingent upon the Company's performance. Bonuses may, therefore, be substantial, may vary significantly for an individual from year to year, and may vary significantly among the executive officers. Another significant form of the compensation of executive officers is the granting of stock options to purchase the Company's Common Stock, which become exercisable upon the earlier to occur of (i) the attainment of designated average closing prices of the Company's Common Stock over five consecutive trading days, (ii) the expiration of five years following the date of grant, or (iii) certain changes in control of the Company. In the past, restricted stock grants also were a significant part of the compensation of some of the executive officers.

  For fiscal 1993, the Committee set salaries in December 1992. A year earlier Mr. Alibrandi had recommended that his fiscal 1992 salary be reduced to approximately 65% of his fiscal 1991 base annual salary to reflect that approximately 35% of his time would be spent on the business of a separate company, BioWhittaker, Inc. For fiscal 1993, the Committee increased Mr. Alibrandi's base annual salary and then established his fiscal 1993 salary at 65% of that level in light of Mr. Alibrandi's continued allocation of approximately 35% of his time to the business of BioWhittaker, Inc. The salaries of the other executive officers were individually evaluated by the Committee, with the advice of Mr. Alibrandi, in light of each individual's responsibilities for fiscal 1993 and performance during fiscal 1992.

  With the exception of Mr. Brancati, who became an executive officer of the Company in July 1993, cash bonuses accrued during fiscal 1993 were not paid to executive officers. In December 1992, the Committee, with advice from Mr. Alibrandi, established aggressive targets and operating goals, the achievement of which would be considered in determining payments of bonuses to executive officers with respect to the Company's fiscal 1993 performance. Such targets and goals included the achievement of both financial results and operating objectives for the Company. While a number of the targets and goals were met by the Company during fiscal 1993, the Committee concluded, on Mr. Alibrandi's recommendation, that bonuses would not be paid to executive officers in view of the economic downturn affecting the aerospace and defense electronics businesses.

  With respect to Mr. Brancati, who prior to becoming an executive officer of the Company was President of the Company's Whittaker Electronic Systems unit, the Committee determined that had Mr. Brancati continued at the unit for the remainder of fiscal 1993, he would have earned a bonus, as did certain other executives of that unit. Accordingly, the Committee concluded that Mr. Brancati should receive a bonus reflecting his service at the unit during fiscal 1993.

  The Committee made grants of stock options to executive officers during fiscal 1993. The Committee made those grants, with the advice of Mr. Alibrandi, on the basis of each individual's performance and impact on the Company's results.

            GEORGE H. BENTER, JR.  MALCOLM T. STAMPER  JOHN C. WEST

  Compensation. The following table sets forth certain information concerning the annual and long-term compensation for services rendered in all capacities to the Company by each of the named executive officers for the fiscal years ended October 31, 1993, 1992 and 1991.

                          SUMMARY COMPENSATION TABLE

                                                                   LONG TERM COMPENSATION
                                                               ------------------------------
                                   ANNUAL COMPENSATION                 AWARDS         PAYOUTS
                             --------------------------------- ---------------------- -------
                                                        OTHER
         NAME                                          ANNUAL  RESTRICTED                     ALL OTHER
         AND                                           COMPEN-   STOCK    SECURITIES   LTIP    COMPEN-
      PRINCIPAL                                        SATION   AWARD(S)  UNNDERLYING PAYOUTS  SATION
       POSITION         YEAR SALARY($)(1)  BONUS($)(2)   ($)     ($)(3)   OPTIONS (#)   ($)    ($)(4)
      ---------         ---- ------------  ----------- ------- ---------- ----------- ------- ---------
Joseph F. Alibrandi     1993   338,625(5)        --      --         --       25,000     --      5,621
Chairman and Chief      1992   310,846(6)    325,000     --         --          --      --      5,455
 Executive Officer      1991   477,000       325,000     --     247,500         --      --      5,297
Thomas A. Brancati      1993   194,300       244,000     --         --      125,000     --      3,373
President and Chief     1992   194,816(7)    471,000     --         --          --      --      3,273
 Operating Officer      1991   189,463(7)    531,552     --         --       89,752     --      4,274
Gordon J. Louttit       1993   157,770           --      --         --        5,000     --      4,684
Vice President and      1992   147,231        60,000     --         --          --      --      4,295
 Secretary              1991   149,827        60,000     --      33,000         --      --      5,015
Edward R. Muller        1993   144,077(5)        --      --         --       20,000     --      5,215
Vice President, Chief   1992   162,232(6)    200,000     --         --          --      --      4,167
 Financial Officer and  1991   213,770       200,000     --     132,000         --      --      5,393
 Secretary(8)
John K. Otto            1993    96,328           --      --         --        3,000     --      3,727
Treasurer               1992    92,424        40,000     --         --          --      --      3,579
                        1991    88,674        40,000     --         --          --      --      3,493

- --------
(1) Amounts represent cash compensation earned and received by executive officers.

(2) Amounts represent cash bonuses which were accrued during the fiscal year shown but paid subsequent to the end of such fiscal year.

(3) A total of 25,000 shares of restricted stock were awarded during fiscal 1991, all of which were released during fiscal 1991 without restrictions. At the end of fiscal 1992, there were no restricted stock holdings outstanding. No dividends were paid on the restricted stock reported in this column.

(4) The amounts shown in this column constitute contributions by the Company under the Company's Savings and Stock Investment Plan, a defined contribution plan, for the benefit of the named executive officers.

(5) The percentage reductions referred to in footnote 6, below, for each of Messrs. Alibrandi and Muller were continued during 1993, but applied against increased base annual salaries.

(6) Mr. Alibrandi's 1992 salary was reduced to approximately 65% of 1991's base annual salary to reflect that approximately 35% of his time would be spent on the business of a separate company, BioWhittaker, Inc. Mr. Muller's 1992 salary was reduced to approximately 75% of 1991's base annual salary to reflect that approximately 25% of his time would be spent on the business of BioWhittaker, Inc.

(7) Estimated as a result of the unavailability, as of the date hereof, of certain payroll records stored in a facility damaged by the January 17, 1994 Northridge, California earthquake.

(8) Mr. Muller resigned as an executive officer of the Company in August 1993.

  Option Grants. The following table sets forth certain information concerning grants of options to purchase shares of Common Stock made by the Company to the named executive officers during fiscal 1993.

                                   INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------------
                        NUMBER OF
                       SECURITIES    PERCENT OF TOTAL
                       UNDERLYING    OPTIONS GRANTED    EXERCISE              GRANT DATE
                     OPTIONS GRANTED TO EMPLOYEES IN     PRICE     EXPIRATION  PRESENT
       NAME              (#)(1)        FISCAL YEAR    ($/SHARE)(2)    DATE     VALUE(3)
       ----          --------------- ---------------- ------------ ---------- ----------
Joseph F. Alibrandi     25,000(4)          7.76%         12.00     12/18/2002 $  212,500(5)
Thomas A. Brancati      25,000(4)          7.76%         15.06      2/26/2003 $  265,250(6)
                       100,000            31.06%         14.50      7/29/2003 $1,020,000(7)
Gordon J. Louttit        5,000(4)          1.55%         12.00     12/18/2002 $   42,500(5)
Edward R. Muller        20,000(8)          6.21%         12.00     12/18/2002 $  170,000(5)
John K. Otto             3,000(4)           .93%         12.00     12/18/2002 $   25,500(5)

- --------
(1) The option price of each stock option which has been granted is not less than 100% of the market value of the Common Stock on the date of grant, and the term of each such option is 10 years, subject to earlier termination in certain events related to death, retirement or other termination of employment. Options become exercisable upon the earlier to occur of (i) the attainment of designated average closing prices of the Company's Common Stock over five consecutive trading days; (ii) the expiration of five years following the date of grant; or (iii) certain changes in control of the Company.

(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3) Based upon the Black-Scholes option valuation model. The actual value, if any, an executive officer may realize is based on the difference between the market price of the Company's Common Stock on the date of exercise and the exercise price. There is no assurance that the actual realized value will be at or near the value estimated by the Black-Scholes model.

(4) At October 31, 1993, two-thirds of such option was currently exercisable.

(5) Assumptions under the Black-Scholes model are: expected volatility of 50.3%; risk-free rate of return of 7%; dividend yield of 0%; and time of exercise at 10 years. No adjustments have been made for non-transferability or risk of forfeiture.

(6) Assumptions under the Black-Scholes model are: expected volatility of 52.2%; risk-free rate of return of 6.10%; dividend yield of 0%; and time of exercise at 10 years. No adjustments have been made for non-transferability or risk of forfeiture.

(7) Assumptions under the Black-Scholes model are: expected volatility of 50.7%; risk-free rate of return of 6.60%; dividend yield of 0%; and time of exercise at 10 years. No adjustments have been made for non-transferability or risk of forfeiture.

(8) Prior to his resignation as an executive officer of the Company in August 1993, Mr. Muller exercised such option as to 13,334 shares of Common Stock.

  Option Exercises and Fiscal Year-End Values. The following table sets forth certain information concerning (i) the exercise of options to purchase shares of Common Stock during fiscal 1993, and (ii) the aggregate number of shares of Common Stock subject to options outstanding as of October 31, 1993, with respect to options granted to the named executive officers under the Company's stock option plans.

 AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED OCTOBER 31, 1993 AND OCTOBER
                             31, 1993 OPTION VALUES

                                                          NUMBER OF
                                                         SECURITIES
                                                         UNDERLYING        VALUE OF
                                                         UNEXERCISED    UNEXERCISED IN-
                                                         OPTIONS AT    THE-MONEY OPTIONS
                                                         OCTOBER 31,    AT OCTOBER 31,
                                                          1993 (#)         1993 (2)
                                                       --------------- -----------------
                         SHARES ACQUIRED    VALUED      EXERCISABLE/     EXERCISABLE/
          NAME           ON EXERCISE (#)  REALIZED (1)  UNEXERCISABLE    UNEXERCISABLE
          ----           --------------- ------------- --------------- -----------------
Joseph F. Alibrandi.....         --              --      756,916/8,333 $7,331,928/$9,375
Thomas A. Brancati......         --              --    106,419/108,333 $  640,827/     0
Gordon J. Louttit.......         --              --        3,334/1,666 $    3,751/$1,874
Edward R. Muller........     210,805(3)   $2,173,162               --                --
John K. Otto............         --              --       11,247/1,000 $   75,167/$1,125

- --------
(1) Based on the difference between the market price of the Company's Common Stock on the date of exercise and the exercise price.

(2) Based on the difference between the market price of the Company's Common Stock on October 31, 1993 and the exercise price.

(3) In connection with the exercise of options to purchase an aggregate of 207,846 shares of Common Stock, Mr. Muller paid the exercise price and certain tax withholding obligations related to exercise by delivery of already owned shares and by offset against shares of Common Stock underlying the options, resulting in the ownership of 154,050 shares of Common Stock.

  Company Performance. The following graph shows a five-year comparison of cumulative total returns for the Company, the S&P 500 Composite Index and the Dow Jones Aerospace and Defense Technology Sector Index.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
           AMONG WHITTAKER CORPORATION, S&P 500 INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

                                                          DOW JONES
Measurement Period            WHITTAKER        S&P        AEROSPACE/
(Fiscal Year Covered)           CORP.       500 INDEX      DEFENSE
- -------------------          ----------     ---------     ----------
Measurement Pt-10/31/88        $100.00       $100.00        $100.00
FYE  10/31/89                  $ 96.52       $126.40        $112.83
FYE  10/31/90                  $ 83.48       $116.94        $106.80
FYE  10/31/91                  $237.35       $156.12        $139.57
FYE  10/31/92                  $184.49       $171.66        $130.31
FYE  10/31/93                  $210.00       $197.31        $173.96

* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on October 31, 1988 and that all dividends, other than the extraordinary distributions described below, were reinvested. The Company has made extraordinary distributions to stockholders of (i) $40 per share in connection with the Company's 1989 plan of recapitalization, and (ii) one share of BioWhittaker, Inc. Common Stock for each share of the Company's Common Stock in connection with the Company's 1991 spin-off of its biotechnology business. Such distributions are calculated in the Company's cumulative total return consistently with the methodology employed by Standard and Poor's Corporation and Dow Jones & Company, Inc. in calculating cumulative total return when similar distributions are made by companies included in the S&P 500 Composite Index and the Dow Jones Aerospace and Defense Technology Sector Index.

  Employee's Pension Plan. The Company maintains the Employees' Pension Plan for the benefit of all eligible employees, including executive officers. Directors of the Company who are not also employees do not participate in the Employees' Pension Plan. The Employees' Pension Plan is a tax-qualified, Company funded plan subject to the provisions of the Employee Retirement Income Security Act of 1974. Company contributions to the Employees' Pension Plan are actuarially determined, and benefits are computed based upon years of service and remuneration.

  The Internal Revenue Code (the "Code") limits the annual benefits which may be paid from a tax-qualified retirement plan. The Company has adopted various supplemental plans for the benefit of executive officers which authorize the payment of benefits in excess of the limits imposed by the Code. Under such plans, aggregate pension benefits for executive officers are equal to the excess of (i) the annual benefits which would be payable pursuant to the Employees' Pension Plan without regard to the limitations under the Code or to a formula change under the Employees' Pension Plan which took effect on January 1, 1989; over (ii) the amounts actually payable under the Employees' Pension Plan.

  The following table shows, except with respect to Mr. Alibrandi, the estimated annual benefits payable under the Employees' Pension Plan and the supplemental plans to executive officers upon retirement at age 65.

                              YEARS OF SERVICE
                              ----------------
      REMUNERATION     10       20       30       40
      ------------   ------- -------- -------- --------
      $100,000       $18,040 $ 36,080 $ 54,120 $ 72,160
       200,000        38,040   76,080  114,120  152,160
       300,000        58,040  116,080  174,120  232,160
       400,000        78,040  156,080  234,120  312,160

  In connection with the reduction of the base annual salary of Mr. Alibrandi, the Company changed the formula used to determine his annual pension benefits so that his benefits payable upon retirement at age 65 would approximate the benefits that would have been payable had there been no salary reduction.

  The following table separately shows the estimated annual benefits payable under the Employees' Pension Plan and the supplemental plans to Mr. Alibrandi upon retirement at age 65, giving effect to the formula change used to determine his annual pension benefits.

                                   ALIBRANDI

                                                    YEARS OF SERVICE
                                                    ----------------
           REMUNERATION                       20                                           30
           ------------                    --------                                     --------
           $400,000                        $168,080                                     $252,120
            500,000                         211,080                                      316,620
            600,000                         254,080                                      381,120
            700,000                         297,080                                      445,620
            800,000                         340,080                                      510,120
            900,000                         383,080                                      574,620

  The compensation upon which annual benefits is based for all participants in the Employees' Pension Plan is the average of the highest annual cash compensation paid during five consecutive years within the final ten years of employment. For this purpose cash compensation includes salary and bonus but does not include the auto allowance component of salary.

  Messrs. Alibrandi, Brancati, Louttit and Otto have approximately 24, 6, 15 and 10 credited years of service under the Employees' Pension Plan, respectively. Retirement benefits are computed on a straight-life annuity basis, and the benefits listed in the tables set forth above are not subject to any deduction for Social Security benefits or other offset amounts. Mr. Muller left the Company as an employee in August 1993 with 10 credited years of service under the Employees' Pension Plan, and is eligible to receive at age 65 a retirement benefit under the Employees' Pension Plan and the supplemental plans which has not been finally determined.

  Directors' Retirement Plan. Each director who is not also an employee of the Company is paid upon the director's retirement from the Board of Directors, for the number of years equaling the director's years of service as a director, an annual payment in quarterly installments in an amount equal to the lesser of
(i) one and one-half times the basic annual fee (currently $20,000) payable during the last year of the director's service, or (ii) the total fees actually paid during the last twelve months of the director's service. No payments are paid after the death of a director except to a director's surviving spouse. Death while serving as a director is treated as retirement for purposes of the Directors' Retirement Plan. Mr. Parkos is not a participant in the Director's Retirement Plan.

  Whittaker Corporation 1992 Stock Option Plan for Non-Employee Directors. The purposes of the Whittaker Corporation 1992 Stock Option Plan for Non-Employee Directors (the "Directors Plan") are to attract and retain highly qualified individuals to serve as directors of the Company, to encourage such directors to acquire an equity interest in the Company in order to align more closely the interests of such directors with those of the Company's stockholders, and to compensate such directors for their contributions to the Company's growth and profitability.

  Each director of the Company who is not an employee of the Company or any of the Company's affiliates is an eligible director under the Directors Plan. There are currently six eligible directors, Messrs. Benter, Gerken, Hancock, Muller, Stamper and West. (Mr. Parkos's retirement as an employee of the Company in fiscal 1991 did not make him an eligible director.)

  On December 31, 1993, each director who was then an eligible director was granted an option under the Directors Plan to purchase 1,000 shares of the Company's Common Stock at a purchase price of $15.938 per share, the fair market value on the date of grant. Recipients of such options were Messrs. Benter, Gerken, Hancock, Muller, Stamper and West. On the last business day of December of each year occurring on or before the earlier to occur of (i) the first business day in January in the year 2001 and (ii) the date the shares of the Company's Common Stock are delisted from the New York Stock Exchange, each eligible director, as of each such date, shall be granted an option to acquire 1,000 shares of the Company's Common Stock. In each case the purchase price per share under an option shall be the per share fair market value on the date of grant. Options become exercisable six months from the date of grant, and each option expires on the earlier to occur of (x) 10 years from its date of grant, and (y) one year from the date of termination of service as an eligible director.

  A total of 50,000 shares of the Company's Common Stock may be subject to options granted under the Directors Plan. As of the Record Date, options granted under the Directors Plan covering 12,000 shares of Common Stock were outstanding.

  Severance Policy. The Severance Policy provides up to 12 months' base salary to a participant if specified events, such as the termination of the participant's employment, occur after certain changes in control of the Company. Executive employees designated by the Compensation and Stock Option Committee are entitled to the benefits of the policy if they elect to accept the benefits and agree to provide consulting services during the period for which benefits are to be paid. The Severance Policy is administered by the Compensation and Stock Option Committee of the Company's Board of Directors. No executive officers are currently participants in the Severance Policy.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10 percent stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 which they file.

  Based solely on the Company's review of copies of such forms it has received, the Company believes that all of its officers, directors and greater than 10 percent beneficial owners have complied with all filing requirements applicable to them except as follows. Mr. Wittman, who was elected Controller of the Company in May 1993, did not file a report of ownership on Form 3 on a timely basis. When the error was discovered and brought to his attention, Mr. Wittman corrected the omission in a Form 5 that was filed in January 1994, but which should have been filed within 45 days of the end of the Company's fiscal year. Messrs. Brancati, Louttit and Otto each filed a Form 5 in January 1994 to reflect fiscal year-end accumulations of Common Stock attributable to such officer in the Company's Stock Savings and Investment Plan. These forms should have been filed within 45 days of the end of the Company's fiscal year. Finally, Mr. Parkos sold 1,033 shares of Common Stock on October 29, 1993 and 9,500 shares of Common Stock on November 4, 1993. He filed a Form 4 reporting both transactions on November 15, 1993, which was not a timely filing as to the first transaction. In addition, Mr. Parkos sold 69,888 shares of Common Stock on December 23, 1993, for which he filed a Form 4 in January 1994 after the January 10, 1994 deadline.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

  In recognition of the important role of the independent auditor, the Board of Directors has determined that its selection of the independent auditor for the Company should be submitted to the Company's stockholders for ratification on an annual basis. The Board of Directors, upon the recommendation of its Audit Committee, has appointed Ernst & Young to serve as the Company's independent auditor for the fiscal year ending October 31, 1994, subject to ratification by the Company's stockholders. Ernst & Young conducted the audit of the Company's financial statements for the fiscal year ended October 31, 1993. If the appointment is not ratified, the Board of Directors will appoint another firm as the Company's independent auditor for the fiscal year ending October 31, 1994. The Board of Directors also retains the power to appoint another independent auditor for the Company to replace an auditor ratified by the stockholders in the event the Board of Directors determines that the interests of the Company require such a change.

  Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders. Such representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 31, 1994.

       STOCKHOLDER PROPOSALS FOR THE 1994 ANNUAL MEETING OF STOCKHOLDERS

  Stockholder proposals to be presented at the 1995 Annual Meeting of Stockholders must be received at the Company's executive offices at 10880 Wilshire Boulevard, Los Angeles, California 90024 by October 18, 1994 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

  As of the date of this Proxy Statement, the Company knows of no business other than that described herein that will be presented for consideration at the meeting. If, however, any other business properly shall come before the meeting, the proxy holders intend to vote the proxies in accordance with their best judgment.

                                        By Order of the Board of Directors

                                                 GORDON J. LOUTTIT
                                                     Secretary

February 14, 1994

                          WHITTAKER CORPORATION PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints JOSEPH F. ALIBRANDI and GORDON J. LOUTTIT, or either of them, the proxy or proxies of the undersigned with power of substitution, to vote all shares of stock of Common Stock and $5.00 Cumulative Convertible Preferred Stock of Whittaker Corporation held of record by the undersigned as of January 31, 1994 at the Annual Meeting of Stockholders of the Company to be held on Friday, March 25, 1994 at 10:00 A.M., and at any adjournment or adjournments thereof, upon the following matters:

1. ELECTION OF DIRECTORS.

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.
   The Board of Directors recommends a vote "FOR" the nominees listed below.
      [_] FOR all nominees listed below         [_] WITHHOLD AUTHORITY
                                                    to vote for the nominees
                                                    listed below

                  Nominees: Jack L. Hancock; Edward R. Muller

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING OCTOBER 31, 1994.

   The Board of Directors recommends a vote "FOR" the ratification of Proposal 2.
                         [_] FOR[_] AGAINST[_] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may come properly before the meeting.

  PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE



- -----------------                                        -----------------
  PROXY NUMBER                                            NO. SHARES HELD

  IF PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF OR TO THE EXTENT DIRECTIONS ARE NOT GIVEN, SUCH SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NAMED HEREON, AND FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING OCTOBER 31, 1994.

Date: ______, 1994                                    --------------------
                                                           Signature

                                                      --------------------
                                                           Signature

                                                      Please sign exactly
                                                      as your name or
                                                      names appear. Per-
                                                      sons acting in a
                                                      fiduciary capacity
                                                      should so indicate.
                                                      PLEASE NOTE any
                                                      change of address
                                                      and supply any
                                                      missing Zip Code
                                                      number.

                                                      --------------------

                                                      --------------------
                                                              Zip Code No.

                                                       PLEASE DO NOT FOLD
                                                               OR
                                                      PERFORATE THIS CARD

PLEASE MARK YOUR CHOICE LIKE THIS - IN BLUE OR BLACK INK.
          PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                           THE ACCOMPANYING ENVELOPE

                             WHITTAKER CORPORATION

                   SAVINGS AND STOCK INVESTMENT PLAN ("SSIP")
                                INSTRUCTION CARD

      TO: BANKERS TRUST COMPANY ("BANKERS TRUST"), TRUSTEE UNDER THE SSIP

  Bankers Trust is hereby instructed to vote the appropriate number of shares of Whittaker Corporation Common Stock which represents my proportionate interest in the SSIP at the Annual Meeting of Stockholders of Whittaker Corporation to be held on March 25, 1994, and at any adjournment thereof, with respect to the proposals listed hereon in the manner indicated.

                          (Continued on reverse side)

PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE

I understand that in the absence of instructions you will vote the shares represented by this proxy on the listed proposals and on other business which properly may come before the meeting proportionately in the same manner as those shares for which instructions are received.

1.ELECTION OF DIRECTORS

 FOR all      WITHHOLD
 nominees    AUTHORITY
  listed      to vote
              for all
              nominees
               listed

   [_]          [_]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

Nominees: Jack L. Hancock; Edward R. Muller


       PLEASE DO NOT FOLD OR PERFORATE THIS CARD PLEASE MARK YOU CHOICE
                       LIKE THIS - IN BLUE OR BLACK INK

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF PROPOSAL 2.

2. Proposal to Ratify the Appointment of Ernst & Young as the Company's Independent Auditor for the Fiscal Year Ending October 31, 1994

      FOR    AGAINST    ABSTAIN
      [_]      [_]        [_]

                                            DATED:                        , 1994
                                                  ------------------------

                                            ------------------------------------
                                                          SIGNATURE

                                            ------------------------------------
                                                          SIGNATURE

Please sign exactly as your name or names appear. Persons acting in a fiduciary capacity should so indicate. PLEASE NOTE any change of address and supply any missing ZIP code number.

                                             -----------------------------------

                                             -----------------------------------

                                                                    ZIP code no.




.                                   .


.                                   .

                   PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                  PROCESSING EQUIPMENT WILL RECORD YOUR VOTES.

                          WHITTAKER CORPORATION PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints JOSEPH F. ALIBRANDI and GORDON J. LOUTTIT, or either of them, the proxy or proxies of the undersigned with power of substitution, to vote all shares of stock of Common Stock and $5.00 Cumulative Convertible Preferred Stock of Whittaker Corporation held of record by the undersigned as of January 31, 1994 at the Annual Meeting of Stockholders of the Company to be held on Friday, March 25, 1994 at 10:00 A.M., and at any adjournment or adjournments thereof, with respect to the proposals listed hereon in the manner indicated.

  In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.
                          (Continued on reverse side)

PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE

If properly executed, the shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder. If or to the extent directions are not given, such shares will be voted for the election as directors of all nominees named hereon, and for ratification of the appointment of Ernst & Young as the Company's independent auditor for the fiscal year ending October 31, 1994.

1.ELECTION OF DIRECTORS

FOR all     WITHHOLD
nominees   AUTHORITY
 listed     to vote
            for all
            nominees
             listed

  [_]         [_]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

Nominees: Jack L. Hancock; Edward R. Muller


PLEASE DO NOT FOLD OR PERFORATE THIS CARD PLEASE MARK YOU CHOICE LIKE THIS - IN
                               BLUE OR BLACK INK

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF PROPOSAL 2.

2. Proposal to Ratify the Appointment of Ernst & Young as the Company's Independent Auditor for the Fiscal Year Ending October 31, 1994

   FOR     AGAINST     ABSTAIN              DATED:                       , 1994
   [_]       [_]         [_]                      -----------------------

                                            -----------------------------------
                                                         SIGNATURE

                                            -----------------------------------
                                                         SIGNATURE

Please sign exactly as your name or names appear. Persons acting in a fiduciary capacity should so indicate. PLEASE NOTE any change of address and supply any missing ZIP code number.

                                           ------------------------------------

                                           ------------------------------------
                                                                    ZIP code no.


.                             .


.                             .

                   PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                  PROCESSING EQUIPMENT WILL RECORD YOUR VOTES.